Exhibit 10-c-1

ARVINMERITOR, INC.
RESTRICTED STOCK AGREEMENT

     In accordance with Section 11 of the 2007 Long-Term Incentive Plan, as amended (“Plan”), of ArvinMeritor, Inc. (the “Company”), [_____] shares of Common Stock, $1 par value, of the Company have been granted to you today as restricted shares (“Restricted Shares”). The Restricted Shares have been granted to you upon the following terms and conditions:

1. Restricted Period

     Subject to the provisions of paragraph 2 of this agreement, the period during which the Restricted Shares are subject to forfeiture (“Restricted Period”) shall end on (a) December 1, 20[__] with respect to [____] of the Restricted Shares; (b) December 1, 20[__] with respect to an additional [____] of the Restricted Shares; and (c) December 1, 20[__] with respect to the remaining [____] of the Restricted Shares.

2. Earning of Restricted Shares

     (a) If your employment is terminated due to your death or Disability (as defined in the Plan) prior to the end of the Restricted Period, you will be deemed to have earned, as of the end of the Restricted Period, a pro-rated portion of the Restricted Shares, based on the number of full months of the vesting period that have elapsed as of the date of death or Disability.

     (b) Upon your Retirement (as defined in the Plan) after [_______], 20[__] and prior to the end of the Restricted Period, the Restricted Shares will continue to vest in accordance with the terms of Section 1 of this agreement.

     (c) If your employment with the Company terminates prior to the end of the Restricted Period for any other reason, you shall be deemed not to have earned any of the unvested Restricted Shares and shall have no further rights with respect thereto, except as and to the extent that the Compensation and Management Development Committee of the Board of Directors, taking into account the purpose of the Plan and such other factors as in its sole discretion it deems appropriate, may determine.

3. Retention of Certificates for Restricted Shares

     Certificates for the Restricted Shares and any dividends or distributions thereon or in respect thereof that may be paid in additional shares of Common Stock, other securities of the Company or securities of another entity (“Stock Dividends”), shall be delivered to and held by the Company, or such Restricted Shares or Stock Dividends shall be registered in book entry form, subject to the Company’s instructions, until you shall have earned the Restricted Shares in accordance with the provisions of paragraph 2. To facilitate implementation of the provisions of this agreement, you undertake to sign and deposit with the Company’s Office of the Secretary a Stock Transfer Power in the form of Attachment 1 hereto with respect to the Restricted Shares and any Stock Dividends thereon.

4. Cash Dividends

     Any dividends that may be paid in cash on the Restricted Shares (“Cash Dividends”) shall be reinvested in additional shares of Common Stock, which shall also be Restricted Shares for purposes of this agreement, so long as the Restricted Shares remain subject to forfeiture.

5. Voting Rights

     Notwithstanding the retention by the Company of certificates (or the right to give instructions with respect to shares held in book entry form) for the Restricted Shares and any Stock Dividends, you shall be entitled to vote the Restricted Shares and any Stock Dividends held by the Company (or subject to its instructions) in accordance with paragraph 3, unless and until such shares have been forfeited in accordance with paragraph 7.

6. Delivery of Earned Restricted Shares

     As promptly as practicable after you shall have been deemed to have earned the Restricted Shares in accordance with paragraph 2, the Company shall deliver to you (or in the event of your death, to your estate or any person who acquires your interest in the Restricted Shares by bequest or inheritance) the Restricted Shares, together with any Stock Dividends then held by the Company (or subject to its instructions).

7. Forfeiture of Unearned Restricted Shares

     Notwithstanding any other provision of this agreement, if at any time it shall become impossible for you to earn any of the Restricted Shares in accordance with this agreement, all the Restricted Shares, together with any Stock Dividends then being held by the Company (or subject to its instructions) in accordance with paragraph 3, shall be forfeited, and you shall have no further rights of any kind or nature with respect thereto. Upon any such forfeiture, the Restricted Shares, together with any Stock Dividends, shall be transferred to the Company.

8. Transferability

     This grant is not transferable by you otherwise than by beneficiary designation, by will or by the laws of descent and distribution, and the Restricted Shares and any Stock Dividends shall be deliverable, during your lifetime, only to you.

9. Withholding

     The Company shall have the right, in connection with the delivery of the Restricted Shares and any Stock Dividends subject to this agreement, (i) to deduct from any payment otherwise due by the Company to you or any other person receiving delivery of the Restricted Shares and any Stock Dividends an amount equal to any taxes required to be withheld by law with respect to such delivery, (ii) to require you or any other person receiving such delivery to pay to it an amount sufficient to provide for any such taxes so required to be withheld or (iii) to sell or withhold such number of the Restricted Shares and any Stock Dividends as may be necessary so that the net proceeds of such sale or market value of such Restricted Shares or Stock Dividends withheld shall be an amount sufficient to provide for any such taxes so required to be withheld.

10. No Acquired Rights

     You acknowledge, agree and consent that: (a) the Plan is discretionary and the Company may amend, cancel or terminate the Plan at any time; (b) the grant of your Restricted Shares is a one-time benefit offered to you and does not create any contractual or other right for you to receive any grant of restricted shares of common stock or benefits under the Plan in the future; (c) future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number of shares and forfeiture provisions; and (d) your participation in the Plan is voluntary.

     The value of your Restricted Shares is an extraordinary item of compensation outside the scope of your employment contract, if any. As such, your Restricted Shares are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

11. Applicable Law

     This agreement and the Company’s obligation to deliver Restricted Shares and any Stock Dividends hereunder shall be governed by and construed and enforced in accordance with the substantive laws of Indiana and the Federal law of the United States.

ARVINMERITOR, INC.

By:
[________________]
Senior Vice President,
Human Resources

Attachment 1 - Stock Transfer Power

Agreed to:

Name:

Address:

Social Security Number:

Date:

Attachment 1

STOCK TRANSFER POWER SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED, I, _______, hereby sell, assign and transfer unto ArvinMeritor, Inc. (the “Company”) (i) the [_____] shares of the Common Stock of the Company standing in my name on the books of the Company evidenced by certificates or by book entry, granted to me on [_____], 20[__] as Restricted Shares pursuant to the Company’s 2007 Long-Term Incentive Plan, and any additional shares of the Company’s Common Stock purchased through reinvestment of cash dividends on such shares (collectively, the “Shares”); and (ii) any additional shares of the Company’s Common Stock, other securities issued by the Company or securities of another entity (“Stock Dividends”) distributed, paid, payable or purchased on or in respect of the Shares and Stock Dividends during the period the Shares are held by the Company pursuant to a certain Restricted Stock Agreement with respect to the Shares; and I do hereby irrevocably constitute and appoint __________________________________ attorney with full power of substitution in the premises to transfer the Shares on the books of the Company.

Dated:

(Signature)

WITNESS: